Question 77 Exhibit - Subsequent Event

The Board of Directors of Baird Funds, Inc. recently approved the reorganization of the
RiverFront Long-Term Growth Fund (the "Fund") into a newly-created mutual fund portfolio (to be named the "RiverFront Long-Term Growth Fund"; the "Acquiring
Fund") of Financial Investors Trust. The background to the reorganization was described in the Fund's prospectus supplement dated June 15, 2010, and more detailed information about the reorganization and the Acquiring Fund is contained in a combined proxy statement and prospectus included in a registration statement on Form N-14 for the
Financial Investors Trust (File No. 333-167773) filed with the Securities and Exchange
Commission.  Assuming Fund shareholders approve the reorganization at a meeting to be held on September 17, 2010 and other closing conditions are satisfied, the reorganization is scheduled to occur after the close of trading on September 24, 2010, with the
Acquiring Fund commencing operations on September 27, 2010.  Assuming shareholder approval of the reorganization, the Fund will be closed to new investors on or about
September 17, 2010.